                                EXHIBIT NO. 10.56





                                      LEASE



                                     BETWEEN


                        SOUTHWEST PORTFOLIO PARTNERSHIP,
                           a Texas general partnership


                                       AND


                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.,
                            an Arizona corporation.



                              DATE: APRIL 3, 1995








                              GREAT AMERICAN TOWER
                                PHOENIX, ARIZONA

                                      LEASE
                             Basic Lease Information


Date                         April 3, 1995

Tenant:                      National Health Enhancement Systems, Inc., an Arizona corporation.

Address:                     3200 North Central Avenue, Suite #1700
                             Phoenix, Arizona 85012

Landlord:                    Southwest Portfolio Partnership, a Texas general partnership

Agent for
Landlord:                    PG Property Services, Inc. dba Paragon Group

Address:                     3200 North Central Avenue, Suite 1500
                             Phoenix, Arizona 85012

Building:                    3200 North Central Avenue, Phoenix, Arizona

Leased Premises:             Suite #1700

Net Rentable Area:           14,589 approximate square feet
(Leased Premises)

Term
Commencement Date:           July 1, 1995 at 12:00 a.m.

Term
Expiration Date:             June 31, 2002 at 12:00 p.m.

Base Rent:                   See Article 16


Security Deposit:            $6,010 33 (currently on deposit with Landlord; no funding required)

Tenant's
Proportionate Share:         4.36%

Base Year:                   1995

No. of Parking Spaces:       See Article 18



         The undersigned Landlord and Tenant agree to the following terms set forth in this Basic Lease Information (the "Basic Lease Information Sheet"). This Basic Lease Information Sheet is hereby incorporated into and made a part of the attached Lease (the Basic Lease Summary Sheet and the attached Lease to be known collectively as the "Lease"). which pertain to the office building ("Building") located at 3200 North Central Avenue, Phoenix, Arizona. The Basic Lease Information is intended as a summary only of certain pertinent terms and provisions of this Lease. Each reference in the Lease to any term contained in this Basic Lease Information Sheet shall have the meaning as set forth in the Basic Lease Information Sheet. In the event of any conflict or inconsistency between the terms and provisions of the attached Lease and the terms and provisions of the Basic Lease Information Sheet, the terms and provisions of the Lease shall at all times govern and be given controlling effect.

                                    ARTICLE 4
                                      RENT

      4.1 BASE RENT. Tenant shall pay the Base Rent in the manner hereinafter set forth. Commencing with the first day of the first (1) calendar month of the Term and continuing on the first day of each calendar month thereafter during the Term and any extensions or renewals thereof Tenant shall pay the Base Rent specified in Article 16 in advance, without demand and without any reduction, abatement, counterclaim or set-off. If the Term commences on a day other than the first day of a calendar month, then Gross Rent payable for the first month shall be prorated based upon the number of days in the first calendar month of the Term from and after the Term Commencement Date and the prorated installment shall be paid on the first day of the calendar month next succeeding the first month together with the other amounts payable on that day. If the Term terminates on a day other than the last day of a calendar month, then Gross Rent provided for such partial month shall be prorated and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs. Except as otherwise provided in Paragraph 4.4, Tenant shall have no right to prepay or make advance payment of Rent,

       4.2 BASE YEAR LEASE. The provisions for payment of Operating Cost increase by means of periodic payment of Tenant's Proportionate Share of the Operating Cost Increase are intended to pass on to the Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 4.3 hereof that exceed the Base Year Operating Cost. The Base Year Operating Cost shall be an amount equal to the 1995 actual operating cost grossed up to 95% occupancy for calculation of future operating cost increases.

         4.3 BASIC OPERATING COST.

                  (a) Basic Operating Cost shall mean all expenses and costs (but not specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, maintenance, repair, replacement, preservation and operation of the Project and its supporting facilities directly servicing the Project as an office building in the locale where the Building is located including, but not limited to the following:

                           (1) Costs and expenses incurred for and in connection
with providing the Basic Services (as defined herein); wages, salaries and related expenses and benefits of all on-site and off-site employees engaged in the operation, maintenance and security of the Project (inclusive of Parking Facilities) except those utilities paid by other tenants;

                           (2) Cost of Landlord's management office and office
operation in the Project based on a reasonable requirement;

                           (3) All supplies, materials and equipment rental used
in the operation and maintenance of the Project;

                           (4) Utilities, including water and power,
communication, heating, lighting and ventilating the entire Project except those utilities paid by other tenants or contract users of any portion of the Project;

                           (5) All maintenance, janitorial and service
agreements for the Project and the equipment therein, including, without limitation, alarm service, window cleaning, and the maintenance of elevators, sidewalks, landscaping Building exterior and service areas;

                          (6) All generally accepted property management costs.

         15.16 AUTHORITY TO EXECUTE. The parties hereto and the persons executing this Lease on behalf of such parties represent and warrant that the individuals executing this Lease on their respective behalf are duly authorized to execute and deliver this Lease on its behalf and that this Lease is binding upon each party in accordance with its terms.

         15.17 EXHIBITS. All exhibits, riders and schedules, if any, attached hereto shall be deemed as part of this Lease.

                                   ARTICLE 16
                                      RENT

Base Rent shall be paid in accordance with the other terms and conditions of this Lease. The Base Rent payment schedule is as follows:

          Months          Payment/Month (plus all applicable taxes)

           01 - 12                          $14,589.00
           13 - 24                          $15,804.75
           25 - 36                          $17,020.50
           37 - 48                          $18,236.25
           49 - 60                          $19,452.00
           61 - 72                          $20,667.75
           73 - 84                          $21,883.50

                                   ARTICLE 17
                        RELOCATION - SUBSTITUTE PREMISES

                             [Intentionally Deleted]

                                   ARTICLE 18
                                     PARKING

         18.1 GENERAL PROVISIONS.

                  (a) Tenant's rights to use the parking privileges shall be subject to timely payment of the parking fee, if any, as established from time to time and subject to such further rules and regulations as Landlord or its parking operator may establish from time to time and to all applicable laws, ordinances, rules and regulations. Landlord may assign any unreserved and unassigned parking privileges and/or make all or a portion of such privileges reserved or institute an attendant assisted tandem parking program and/or valet parking program if it determines in its sole discretion that such is necessary for orderly and efficient parking. Tenant shall not use more parking spaces than said number of parking privileges. Tenant shall not use any spaces which have been specifically assigned by Landlord to other tenants or for other uses such as visitor parking or which have been designated by governmental entities with competent jurisdiction as being restricted to certain uses. Notwithstanding anything to the contrary contained in this Article 18, both Landlord and Tenant shall be subject to and bound by that certain Declaration of Condominium for BCE Center Parking Condominium and Declaration Establishing Easements, Rights, Covenants, Conditions and Restrictions Regarding Parking Structure, recorded as instrument number 87 405392 'in official records of Maricopa County, Arizona on June 25, 1987, including all amendments or modifications thereto.

                  (a) Tenant shall be provided up to five (5) covered/reserved parking stalls at a rate of $25.00 plus all applicable taxes per month per stall for the first 36 months of the Lease term. The rate shall then increase to $40.00 per month per stall plus all applicable taxes for the remainder of the Lease term.


                  (b) Tenant shall be provided up to 95 covered/unreserved and rooftop parking stalls (first come first serve basis) at a rate of $15.00 plus all applicable taxes per month per stall for the first 36 months of the Lease term. The rate shall then increase to $25.00 per month per stall plus all applicable taxes for the remainder of the Lease term.

         18.7 PARKING LOCATION. Landlord shall install a set of secondary parking gates on the fourth floor of the parking garage to reserve in area for Tenant's covered/unreserved and rooftop parkers. The cost of these secondary gates will be paid by Tenant up to a cost of $16,000 subject to the Tenant's improvement allowance.

         18.8 PARKING VALIDATIONS. Landlord shall provide Tenant with (1) visitor validation stamp to be used to validate Tenant's clients, customers, invitees and visitors parking. Tenant may validate up to 900 hours of visitor parking per twelve month (calendar year) period using the visitor validation stamp. Any visitor parking in excess of 900 hours will be billed to Tenant at the then visitor parking cost. Validated parking tickets accepted by Landlord pursuant to this provision must be imprinted with the validation stamp provided by Landlord. Tickets not imprinted with the validation stamp provided by Landlord will be billed to Tenant at the then prevailing visitor parking charge. These validations are to be used exclusively by Tenant's visitors, clients, customers, invitees and not for the benefit of the Tenants employees, quasi employees, temporary employees or any relating entities of the Tenant, or off-site employees of the Tenant. Any unauthorized validations will be charged at the then visitor parking rates. Tenant may not sell or transfer validation stamp. Tenant must notify Landlord of any scheduled event requiring more than twenty (20) general visitor parking spots by notifying Landlord in writing with forty eight(48) hours prior notice. Landlord, at its option, may select an alternate location for assembly parking of twenty (20) vehicles or more.

                                   ARTICLE 19
                               TENANT IMPROVEMENTS

         19.1 TENANT IMPROVEMENTS. CONSTRUCTION ALLOWANCE. Landlord shall provide Tenant with a Construction Allowance not to exceed $18.00 per rentable square foot; ($18.00 x 14,589 rsf = $262,602.00) However, a minimum of $14.00 per rentable square foot ($14.00 x 14,337 = $200,718) must be used for Tenant Leasehold Improvements within Tenants Premises. Said Leasehold Improvements shall include but not be limited to hard construction cost, reasonable construction management fees, architectural fees, engineering fees, permits and taxes. Leasehold Improvement Cost does not include systems furniture or detachable furniture. The difference between the $18.00 and the $14.00 may be used for systems furniture or detachable improvements used in the premises or any reasonable and actual relocation costs not covered by the relocation allowance. Receipt of those costs must be submitted to Landlord. Existing Improvements may be reused in the reconstruction of Tenant's leasehold improvements. There will be no rent credits or offsets for any unused allowances.

         19.2 SPACE PLANNING & DESIGN ALLOWANCE. Landlord shall contribute $22,500.00 for architectural, engineering, space planning, construction drawing (which shall be on CAD and added to Landlords files), all reimbursable costs and design fees. The allowance for architectural and engineering fees will be paid by Landlord upon delivery of a lien release executed by the architect for the payment amount. Any amount in excess of the specified allowance will be paid by Tenant. Tenant, at Tenant's sole cost, shall provide Landlord with a Computer Automated Disk ("CAD") of the construction documents to be included in Landlord's active files.

         19.3 MISCELLANEOUS ALLOWANCE. All money provided by Landlord to Tenant under Article 19 which is used for items other than tenant improvements shall be paid to Tenant after Tenant occupies Premises and provides written conditional acceptance of Premises in a form provided by Landlord. Landlord shall use its best effort to reimburse Tenant within 30 days of submitting to Landlord written conditional acceptance of premises as described above.

         19.4 RELOCATION ALLOWANCE. Landlord shall provide Tenant with a Relocation Allowance which shall not exceed $20,000 to help cover Tenant's reasonable and actual costs associated with the relocation of telephones, computers, files, personnel and office furniture, etc. within the Leased Premises or to an alternate location on or off-site during the period the Tenant's Leasehold Improvements are being constructed. Tenant must submit to Landlord in writing a copy of all invoices which are to be paid as a result of this article. All costs must be reasonable and actual and the total cost to Landlord shall not exceed the sum of $20,000. Landlord shall use its best effort to reimburse Tenant for the reasonable costs described in this article within 30 days of submitting to Landlord written conditional acceptance of premises as described in Article 19.3.

                                   ARTICLE 20
                             RIGHT OF FIRST REFUSAL

         20.1 RIGHT OF FIRST REFUSAL. Landlord hereby grants to Tenant and Tenant shall have a right of first refusal ("Right of First Refusal") with respect to any available space ("Right of First Refusal Space") on the 10,098 rsf on the 15th floor shown on Exhibit "A-1" and a Secondary Right of Refusal subject to previous rights of expansion of the 18th floor as shown on Exhibit "A-2" for the term of the Lease, which First Right Refusal is subject to the following terms and conditions:

                  a) The Right of First Refusal may not be exercised if a material event of default under the terms of this Lease has occurred by Tenant.

                  b) If Landlord intends to rent all or part of the available Right of First Refusal Space to a third party (the "Third Party"), Landlord shall provide written notice ("First Right of Refusal Notice") to Tenant that negotiations are proceeding with a bona fide third party ("Third Party Offer") with the intent to lease First Right of Refusal Space. Tenant shall thereafter have five (5) business days from receipt of the First Right of Refusal Notice in which to notify Landlord, in writing ("Acceptance Notice"), that it elects to lease all, but not less than all of the space set out in the First Right of Refusal Notice. If Tenant elects to lease the space set forth in the First Right of Refusal Notice, then, within ten (10) Business Days of receipt by Landlord of the Acceptance Notice, Tenant and Landlord shall execute and deliver an amendment to this Lease upon the terms set forth in subparagraphs d & e hereof.

                  c) If Tenant does not timely deliver the Acceptance Notice, then Landlord shall be free to enter into a lease of the space set forth in the First Right of Refusal Notice with the Third Party. If Landlord does not execute a lease for the space to such Third Party within one hundred eighty (180) days of the First Right of Refusal Notice, Tenant shall then again have the rights concerning such space set forth in this Article.

                  d) The initial Base Rent for the Right of First Refusal Space shall equal the number of rentable square feet in the Right of First Refusal Space as shown on Exhibit A-1 located on the 15th floor or "A-2" located on the 18th floor multiplied times the Base Rent per square foot then payable for the Leased Premises prior to the expansion. The Right of First Refusal Space will be subject to the rent schedule on a pro rata rentable square foot basis as shown in Article 16 on a prospective basis.

                  e) Prior to tender of possession of the Right of First Refusal Space, the Right of First Refusal Space shall be improved per the allowance schedule ("Tenant Improvement Allowance") hereinbelow to integrate the Right of First Refusal Space into the Leased Premises, including, but not limited to, hard construction costs, architectural, space planning, engineering, and a construction management fee cost payable to Landlord. The following schedule outlines the allowance the Landlord will allow for improvements.

                If the First Refusal Space is taken within the:

                1st Year:               $11.00 per usable square foot
                2nd Year:               $ 8.00 per usable square foot
                3rd Year:               $ 4.00 per usable square foot
                4th-7th Year:           None.

The above improvement allowance is for construction and related costs only and no credit will be provided on any unused allowance for rent credit or cash payment to Tenant.

                                   ARTICLE 21
                                 OPTION TO RENEW

         21.1 EXERCISE OF OPTIONS. Provided Tenant is not in material default under this Lease, either at the time of notice of exercise of renewal or at the commencement of the renewal term, Tenant shall have the right to renew this Lease for one (1) additional period of five (5) years. The terms of the Lease during each renewal period shall remain the same, except that Base Rent shall be determined as set forth below.

                  (a) If Tenant desires to exercise an option to renew, it shall do so by notifying Landlord in writing not less than six (6) months prior to the expiration of the then applicable term.

                  (b) Upon receipt of Tenant's notification provided in Section
(a) above, Landlord shall not later than One Hundred Fifty (150) days prior to the expiration of the term, inform Tenant of the rental rate for the renewal term, which shall not exceed an amount equal to ninety-five percent (95%) of the then prevailing market rate for lease space in the Building (the "Market Rent Notice".)

                  (c) Within ten (10) days after receipt of the Market Rent Notice from Landlord, Tenant shall notify Landlord whether it elects to exercise its option to renew for the rental rate set forth by Landlord. If Tenant fails to so notify Landlord, it shall be deemed to have waived such renewal option and any further renewal options. If Tenant elects to accept such rental rate, then the term of this Lease shall be extended for such renewal period at the rental rate set forth in Landlord's notice to Tenant.

         21. 2 MARKET RENT. "Market Rent" means the annual amount per square foot (exclusive of occupancy costs) that a willing tenant would pay and a willing landlord would accept in arm's length bona fide negotiations, without any additional inducements, for lease of the Premises or a single floor in the Building if smaller, on the same terms and conditions for the specified period of time.

         21.3 DETERMINATION OF MARKET RENT. Market Rent shall be initially determined by Landlord considering the most recent new leases and market renewal leases of comparable space in the Building and other office buildings in the Central Avenue corridor. If there are no such leases that are recent, consideration shall be given to the most recent new leases and market renewal leases for comparable space in other comparable buildings near the Building. Appropriate allowances shall be made for the duration of any such leases, any inducements granted to a tenant to secure such execution thereof and any special term or condition contained therein, but no allowance shall be made for the value of existing improvements and finishes provided by tenant.

         21.4 DISAGREEMENT ON MARKET RENT.

                  (a) If Tenant does not agree with Landlord's determination of Market Rent, Tenant shall give notice to Landlord of that disagreement within ten (10) days of receipt of the Market Rent Notice.

                  (b) If Tenant gives notice of disagreement, the matter shall be immediately referred to an individual (the "Expert") mutually selected by Landlord and Tenant.

                              FIRST LEASE ADDENDUM

         THIS FIRST LEASE ADDENDUM, made and entered into on this 11th day of December, 1995 by and between Southwest Portfolio Partnership a Texas general Partnership hereinafter referred to as "Landlord", and National Health Enhancement Systems, Inc., an Arizona corporation, having its offices at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012 (hereinafter referred to as "Tenant").

WHEREAS, per that certain lease dated April 13, 1995 (hereinafter referred to as the "Lease"), Tenant agreed to lease from Southwest Portfolio Partnership and Landlord agreed to demise, lease and rent unto Tenant 14,589 rentable square feet of office space located at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012 (the "Premises"), for a period of eighty four (84) months, commencing on July 1, 1995, and expiring at 12:00 PM on June 31, 2002;

WHEREAS, Tenant desires to lease an additional 8,824 rentable square feet of office space, comprised of 6,242 rentable square feet in suite 1250 and 2,582 rentable square feet in suite 1270, located at 3200 North Central Avenue, Phoenix, Arizona 85012 (hereinafter referred to as the "First Additional Premises").

NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease hereby amended as follows:


(1) First Additional Premises. Landlord does hereby let and demise unto Tenant, and Tenant does hereby lease and rent from Landlord, the First Additional Premises described as being 8,824 rentable square feet of office space, comprised of 6,242 rentable square feet in suite 1250, and 2,582 rentable square feet in suite 1270, located at 3200 North Central Avenue, Phoenix, Arizona, as shown on Exhibit (A) attached hereto and by reference made a part hereof.

(2) Term of Lease of First Additional Premises. The term of the Lease of the First Additional Premises shall be for seventy seven (77) months, commencing on the first day of February 1996, and expiring at 12:00 PM on June 31, 2002.

(3) Base Rent for First Additional Premises. In addition to the Base Rent for the Premises, Tenant agrees to pay to Landlord, as Base Rent for the First Additional Premises, the following amounts; The initial Base Rent for the First Additional Premises shall equal 8,824 rentable square feet multiplied times the Base Rent per square foot then payable for the leased premises prior to expansion the First Additional Premises which will be subject to the rent schedule on a pro rate rentable square foot as shown in Article 16 of the Lease dated April 3, 1995 on a prospective basis. Rent for the First Additional Premises commences concurrent with the Term of the First Additional Premises with no rental concessions or abatement.

    Such amounts shall be payable in accordance with Article 4 of the Lease.

(4) Tenant Improvement Allowance. Landlord will provide Tenant with a tenant improvement allowance not to exceed $40,000. Said allowance is to be used only for leasehold improvements such as construction costs, construction management fees, engineering fees, architectural fees, construction drawings, permits and taxes. Leasehold improvement costs does not include systems furniture or detachable furniture fixtures or office equipment. There shall be no cash, rent credits or offsets. Said allowance must be used within six(6) months of occupancy, if not used within the six(6) month period this Tenant Improvement Allowance will be considered forfeited by the Tenant and Landlord shall have no further obligation to provide the Tenant Improvement Allowance as described in this "First Amendment."

(5) Definition of Premises. Effective as of the date Tenant occupies the First Additional Premises, any and all references in the Lease to the "Premises" shall include the First Additional Premises. Thereafter, Tenant shall occupy a total of 23,413 rentable square feet. The terms set forth in this Addendum shall apply to all occupied space, inclusive of both "First Additional Premises" and to the "Premises".

(6) Other Terms and Conditions. All other terms and conditions of the Lease shall remain in full force and effect except as specifically amended herein.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Lease Addendum on the day and year first above written.

Landlord:

Southwest Portfolio Partnership
a Texas general Partnership

BY:  /s/ Illegible
     --------------------------------
Its: Vice President
     --------------------------------


By:     Central Avenue Leasing

BY:  /s/ Illegible
     --------------------------------
Its: Power of Attorney
     --------------------------------


Tenant:

National Health Enhancement Systems. Inc., an Arizona corporation

BY:  /s/ Illegible
     --------------------------------
Its: V.P. Administration
     --------------------------------

                              SECOND LEASE ADDENDUM

         THIS SECOND LEASE ADDENDUM, made and entered into on this 5th day of June, 1996 by and between Southwest Portfolio Partnership a Texas general Partnership hereinafter referred to as "Landlord", and National Health Enhancement Systems, Inc., an Arizona corporation, having its offices at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012 (hereinafter referred to as "Tenant").

WHEREAS, per that certain lease dated April 13, 1995 (hereinafter referred to as the "Lease"), Tenant agreed to lease from Southwest Portfolio Partnership and Landlord agreed to demise, lease and rent unto Tenant 14,589 rentable square feet of office space located at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012 (the "Premises"), for a period of eighty four (84) months, commencing on July 1, 1995, and expiring at 12:00 PM on June 30, 2002;

WHEREAS, per that certain Addendum dated December 11, 1995 (herein referred to as the "First Lease Addendum"), Tenant agreed to lease from Landlord and Landlord agreed to demise, lease and rent unto Tenant 8,824 additional rentable square feet of office space located in suites 1250 and 1270, commencing February 1, 1996 and expiring June 30, 2002.

WHEREAS, Tenant desires to lease an additional 4,507 rentable square feet effective July 1, 1996 and increasing by an additional 447 rentable square feet on February 1, 1997 for a total of 4,954 rentable square feet, of office space in suite 850, located at 3200 North Central Avenue, Phoenix, Arizona 85012 (hereinafter referred to as the "Second Additional Premises").

NOW, THEREFORE, for and in consideration of the mutual premises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lease hereby amended as follows:

(1) Second Additional Premises. Landlord does hereby let and demise unto Tenant, and Tenant does hereby lease and rent from Landlord, the Second Additional Premises described as being 4,507 rentable square feet effective July 1, 1996 and increasing by an additional 447 rentable square feet on February 1, 1997 for a total of 4,954 rentable of office space, in suite 850, located at 3200 North Central Avenue, Phoenix, Arizona, as shown on Exhibit (A) attached hereto and by reference made a part hereof.

(2) Term of Lease of Second Additional Premises. The term of the Lease of the Second Additional Premises shall be for seventy two (72) months, commencing on the first day of July 1996, and expiring at 12:00 PM on June 30, 2002.

(3) Base Rent for Second Additional Premises. In addition to the Base Rent for the Premises, and First Additional Premises, Tenant agrees to pay to Landlord, as Base Rent for the Second Additional Premises, the following amounts;

                    Months 01 - 12       $ 14.00 psf.
                    Months 13 - 24       $ 15.00 psf.
                    Months 25 - 36       $ 16.00 psf.
                    Months 37 - 48       $ 17.00 psf.
                    Months 49 - 60       S 18.00 psf.
                    Months 61 - 72       $ 19.00 psf.

    Such amounts shall be payable in accordance with Article 4 of the Lease.


(4) Tenant Improvement Allowance. Landlord will provide Tenant with a tenant allowance not to exceed $39,000. Said allowance is to be used only for leasehold improvements such as construction costs, Construction management fees, engineering fees, architectural fees, construction drawings, permits and taxes. Leasehold improvement costs does not include systems furniture or detachable furniture fixtures or office equipment. There shall be no cash, rent credits or offsets. Said allowance must be used within the first six
    (6) months of occupancy, if Tenant Improvements are not completed 100%, within the first six (6) months of occupancy, any remaining and unused Tenant Improvement Allowance will be considered forfeited by the Tenant and Landlord shall have no further obligation to provide the tenant improvement allowance as described in this "Second Addendum."

(5) Operation Expenses. 1996 Base Year Expense Stop.

(6) Parking. Landlord will provide Tenant with a total of fifteen (15) additional parking spaces. Of the fifteen total additional parking spaces, Two (2) parking spaces are covered/reserved and will be provided at a rate of $30.00 plus all applicable taxes, per parking space per month for the first thirty six (36) months of the lease term, then at a rate of $45.00 per parking space per month for the remaining thirty six (36) months of the lease term. Seven (7) parking spaces are covered/unreserved and will be provided at a rate of $20.00 plus all applicable taxes, per parking space per month for the first thirty six (36) months of the lease term, then at a rate of $40.00 per parking space per month for the remaining thirty six (36) months of the lease term. Six (6) parking spaces are rooftop and will be provided free for the first thirty six (36) months of the lease term, then at a rate of $15.00 per parking space per month for the remaining thirty six
    (36) months of the lease term.

(7) Definition of Premises. Effective as of the date Tenant occupies the Second Additional Premises, any and all references in the Lease to the "Premises" shall include the Second Additional Premises, First Additional Premises and the Premises. Thereafter, Tenant shall occupy a total of 28,367 rentable square feet. The terms set forth in this Addendum shall apply to all occupied space, inclusive of "Second Additional Premises", "First Additional Premises", and to the "Premises".

(8) Other Terms and Conditions. All other terms and conditions of the Lease shall remain in full force and effect except as specifically amended herein.